AMENDMENT TO RIGHTS AGREEMENT

                    Amendment, dated as July 10, 1995, to the Rights Agreement (the "Amendment"), dated as of February 23, 1990 (the "Rights Agreement"), between Midlantic Corporation, a New Jersey corporation (the "Company"), and Midlantic National Bank, a national banking association (the "Rights Agent").

                                  WITNESSETH

                    WHEREAS, no Distribution Date (as defined in
          Section 3(a) of the Rights Agreement) has occurred as of the date of this Amendment; and

                    WHEREAS, the Board of Directors of the Company has approved and adopted this Amendment and directed that the proper officers take all appropriate steps to execute and put into effect this Amendment.

                    NOW, THEREFORE, the parties hereby agree as follows:

                    1.   Section 1(a) of the Rights Agreement is
          hereby amended by inserting the following phrase after the last word and before the period at the end of the definition of "Acquiring Person":

                    "; provided, however, that neither
                    PNC Bank Corp., a Pennsylvania
                    corporation ("Parent"), nor any
                    Subsidiary of Parent shall be deemed
                    to be an Acquiring Person by virtue
                    of the fact that Parent is the
                    Beneficial Owner solely of Common
                    Stock or Voting Securities (i) of
                    which Parent or such subsidiary was
                    the Beneficial Owner on July 10,
                    1995, together with up to 1% more of
                    the Common Stock or Voting Securities
                    acquired after July 10, 1995 by
                    Parent's Affiliates and Associates,
                    (ii) acquired or acquirable pursuant
                    to the grant or exercise of the
                    option granted pursuant to the Stock
                    Option Agreement, dated as of July
                    10, 1995, between Parent and the
                    Company, (iii) held directly or
                    indirectly in trust accounts, managed
                    accounts and the like or otherwise
                    hold in a fiduciary capacity for
                    third parties and (iv) held in
                    respect of a debt previously
                    contracted."

               2. This Amendment shall be effective immediately upon its execution and the Rights Agreement shall continue in full force and effect as amended hereby.

               3. Capitalized terms used in this Amendment and not defined herein shall have the meanings assigned thereto in the Rights Agreement.

               4.   This Amendment may be executed in counterparts.

               IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                   MIDLANTIC CORPORATION
          ATTEST:

                                   By: /s/ Garry J. Scheuring
          By /s/ John M. Sperger      _________________________
             _________________        Name:  Garry J. Scheuring
             Secretary                Title: Chairman, President and
                                               Chief Executive Officer

                                   MIDLANTIC NATIONAL BANK
          ATTEST:

          By /s/ John M. Sperger   By: /s/ Garry J. Scheuring
            ___________________       __________________________
            Secretary                 Name:  Garry J. Scheuring
                                      Title: Chairman, President and
                                               Chief Executive Officer